UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2006

Tier Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Parkridge Blvd., 4th Floor, Reston, Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	571-382-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On November 7, 2006, Tier Technologies, Inc. ("Tier" or the "Company") filed its Quarterly Report on Form 10-Q for the fiscal period ended December 31, 2005. On December 14, 2005, Tier announced the delay in filing its fiscal year 2005 Form 10-K, and the expected restatement of its financial results for the fiscal years ended September 30, 2002, 2003 and 2004 and for the associated fiscal quarters as needed. On October 25, 2006, Tier filed its amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2004. On October 27, 2006, Tier filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

Tier anticipates completing and filing all outstanding SEC filings, including all fiscal year 2005 and 2006 Quarterly Reports on Form 10-Q over the next several weeks. Tier expects to timely file its fiscal year 2006 Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 sets forth a press release that Tier issued on November 7, 2006, with selected financial information relating to Item 2.02 above. Exhibit 99.1 shall be deemed to be furnished and not issued by the Company on November 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tier Technologies, Inc.

November 9, 2006	By:	David E. Fountain

Name: David E. Fountain
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release titled "Tier Files Fiscal 2006 First Quarter Form 10-Q," issued by the Company on November 7, 2006.